SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed	by the Registrant ☒
Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

United Dominion Realty Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

For details, contact: Ella Neyland Phone (720) 283-6144 E-mail: ir@udrt.com www.udrt.com

PRESS RELEASE

    For Immediate Release

UNITED DOMINION REALTY TRUST

ANNOUNCES THAT INSTITUTIONAL SHAREHOLDER SERVICES

HAS RECOMMENDED THAT THE COMPANY’S SHAREHOLDERS

VOTE FOR ALL OF THE PROPOSALS

RICHMOND, VA (April 16, 2003) United Dominion Realty Trust, Inc. (NYSE: UDR) today announced that Institutional Shareholder Services (“ISS”), widely recognized as the leading independent proxy advisory firm in the nation, has recommended that the Company’s shareholders vote FOR all of the proposals.

The Company’s annual meeting of the shareholders will be held on May 6, 2003 at 4:00 p.m. local time at the Jefferson Hotel in Richmond, Virginia. In addition to the annual election of all directors and the ratification of the selection of independent auditors, the Company is asking its shareholders to approve a proposal to change the Company’s state of incorporation from Virginia to Maryland and to approve the Series B Long Term Incentive Plan.

“We are pleased that ISS has recommended that our shareholders vote in favor of all of the proposals. We encourage all of our shareholders to vote their proxy on each of these proposals. Your vote is your voice to management and to our board,” said Thomas W. Toomey, Chief Executive Officer and President of the Company.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a thirty one-year history during which it has raised the dividend each of the last twenty-seven years. United Dominion is included in the S&P MidCap 400 Index. The Company currently owns 74,480 apartment homes and is the developer of 178 homes currently under construction. United Dominion’s common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, acquisitions or new developments may not achieve anticipated results, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. The statements in this press release are made as of today, based upon information currently known to management, and the company disclaims any duty to update such statements.